New Millennium

A special meeting of the fund's shareholders was held on January 13, 1999.

The results of votes taken among shareholders on proposals before them are reported below.

Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect as Trustees the following twelve nominees.
	# of	% of
	Votes Cast	Votes Cast
Ralph F. Cox
Affirmative	6,724,088,439.90	93.797
Withheld	444,634,588.31	6.203
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
Phyllis Burke Davis
Affirmative	6,721,351,878.03	93.759
Withheld	447,371,150.18	6.241
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
Robert M. Gates
Affirmative	6,720,948,137.62	93.754
Withheld	447,774,890.59	6.246
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
	# of	% of
	Votes Cast	Votes Cast
Edward C. Johnson 3d
Affirmative	6,722,591,433.36	93.777
Withheld	446,131,594.85	6.223
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
E. Bradley Jones
Affirmative	6,712,908,507.76	93.641
Withheld	455,814,520.45	6.359
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
Donald J. Kirk
Affirmative	6,725,717,309.70	93.82
Withheld	443,005,718.51	6.18
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
	# of	% of
	Votes Cast	Votes Cast
Peter S. Lynch
Affirmative	6,725,505,075.80	93.817
Withheld	443,217,952.41	6.183
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
William O. McCoy
Affirmative	6,726,580,201.40	93.832
Withheld	442,142,826.81	6.168
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
Gerald C. McDonough
Affirmative	6,716,677,393.94	93.694
Withheld	452,045,634.27	6.306
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
	# of	% of
	Votes Cast	Votes Cast
Marvin L. Mann
Affirmative	6,726,004,407.95	93.824
Withheld	442,718,620.26	6.176
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
Robert C. Pozen
Affirmative	6,725,528,051.25	93.817
Withheld	443,194,976.96	6.183
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
Thomas R. Williams
Affirmative	6,719,510,724.55	93.734
Withheld	449,212,303.66	6.266
Abstain	14,482.44	0
TOTAL	7,168,737,510.65	100
PROPOSAL 2
To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the fund.
	# of	% of
	Votes Cast	Votes Cast

Affirmative	765,925,370.94	95.749
Against	8,779,299.29	1.098
Abstain	25,221,963.80	3.153
TOTAL	799,926,634.03	100

PROPOSAL 3
To adopt an Amended and Restated Declaration of Trust.
	# of	% of
	Votes Cast	Votes Cast

Affirmative	6,096,875,296.08	85.266
Against	326,513,059.73	4.567
Abstain	727,015,100.07	10.167
TOTAL	7,150,403,455.88	100
Broker
Non-Votes	18,334,054.77

PROPOSAL 4
To approve an amended management contract.
	# of	% of
	Votes Cast	Votes Cast

Affirmative	729,748,297.71	91.227
Against	29,762,445.29	3.721
Abstain	40,415,891.03	5.052
TOTAL	799,926,634.03	100

PROPOSAL 5
To approve a Distribution and Service Plan pursuant to Rule 12b-1.
	# of	% of
	Votes Cast	Votes Cast

Affirmative	703,902,416.43	87.996
Against	51,766,069.55	6.471
Abstain	44,258,148.05	5.533
TOTAL	799,926,634.03	100

PROPOSAL 6
To amend the fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.
	# of	% of
	Votes Cast	Votes Cast

Affirmative	701,752,965.55	89.785
Against	39,662,880.11	5.075
Abstain	40,176,733.60	5.14
TOTAL	781,592,579.26	100
Broker
Non-Votes	18,334,054.77